UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2011

DOCUMENT SECURITY SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

New York	1-32146	16-1229730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

First Federal Plaza, Suite 1525 28 East Main Street Rochester, NY		14614
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (585) 325-3610

Not Applicable

(Former name or former address, if changed since last report.)

  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01, Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

Document Security Systems, Inc (NYSE AMEX: DMC, “DSS”) announced today that it received a warning letter on January 25, 2011 from the NYSE Amex in connection with DSS's failure to report  to the AMEX the additional issuances of its securities as required by Section 301 of the AMEX Company Guide and its continued listing standards.  DSS's failure to report covers three stock issuances totaling 1,235,153 shares in November and December of 2010.

The Company has filed its application for the additional share listings with the AMEX but will remain in non compliance with Section 301 until the listing application is approved by the AMEX. Until DSS is in compliance with Section 301, the indicator ".BC" will be added to the Company's symbol on the Consolidated Tape System.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOCUMENT SECURITY SYSTEMS, INC.

Dated: January 28, 2011	By:	/s/ Patrick A. White
Patrick A. White
Chief Executive Officer